EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Glenn C. Lockwood hereby certifies as follows:

(a)	I am the Chief Financial Officer of New Jersey Resources Corporation (the “Company”);

(b)
To the best of my knowledge, the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a)  or section 15(d) of the Securities Exchange Act of 1934, as amended; and

(c)
To the best of my knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

NEW JERSEY RESOURCES CORPORATION

Date: November 21, 2008                                                By: Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President and Chief Financial Officer